UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2022

T STAMP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 806-9906

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	IDAI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

On August 17, 2022, T Stamp Inc. (the “Company”) received a letter from U.S. Immigration and Customs Enforcement (“ICE”) notifying the Company of ICE’s intent to fully terminate, for convenience, the Company’s modified contract with ICE, initially awarded to the Company on September 23, 2021 and modified on March 27, 2022 (the “ICE Contract”, originally filed as Exhibit 6.15 to the Company’s offering statement on Form 1-A filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2021), effective immediately.

The ICE Contract contained multiple performance obligations on the part of the Company to be performed between March 27, 2022 and September 26, 2022, including software application development, phones, and services to assist ICE related to rapid enrolment in the ICE alternative to detention program, and had a total contract award value of $7,176,364, of which the Company has received $3,920,764.00 to date.

The Company was instructed by ICE to immediately stop all work under the ICE Contract. The Company will be paid a percentage of the compensation due under the ICE Contract reflecting the percentage of the work performed by the Company under the ICE Contract prior to receiving this notice of termination, plus reasonable charges that the Company incurred resulting from the termination.

Item 7.01 Regulation FD Disclosure.

On August 18, 2022, the Company sent an email to certain of its stockholders notifying them that the Company is proposing to enter into a Securities Purchase Agreement with an institutional investor pursuant to which, among other things, the institutional investor may purchase from the Company a convertible promissory note in the principal amount of $6,000,000 and warrants in exchange for cash equal to 87.5% of the face value of the convertible promissory note, upon the terms and conditions set forth in the Securities Purchase Agreement.

The Company notified these stockholders that, in connection the proposed Securities Purchase Agreement, investors would be sent a Voting Agreement related to the Securities Purchase Agreement, and requested stockholders to execute the Voting Agreement by August 19, 2022, if such stockholders are in favor of the Company executing the Securities Purchase Agreement.

The information in this Item 7.01 disclosure is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.
By:	/s/Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer

Dated: August 18, 2022